Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm, Reports to Shareholders, and Financial Statements” in the Statement of Additional Information in Amendment Number 69 to the Investors Cash Trust Registration Statement (Form N-1A, No. 811 - 06103) and to the incorporation by reference of our report dated May 26, 2015 on the financial statement of Central Cash Management Fund (one of the series of Investors Cash Trust) included in the Fund’s Annual Report for the fiscal year ended March 31, 2015.

                                                                                                                                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 27, 2015